UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 15, 2008

EQUITABLE RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.              Termination of a Material Definitive Agreement.

On January 15, 2008, Equitable Resources, Inc., a Pennsylvania corporation (the “Company”), and Dominion Resources, Inc., a Virginia corporation (“Dominion”), entered into a Mutual Termination Agreement (the “Termination Agreement”) terminating the Stock Purchase Agreement, dated March 1, 2006, between Equitable and Dominion, as supplemented by that certain Letter Agreement dated as of July 3, 2007 (the “Stock Purchase Agreement”). The Stock Purchase Agreement, which contemplated Equitable’s acquisition of The Peoples Natural Gas Company and Hope Gas, Inc. from Dominion, was terminated due to the continued delay in achieving the final regulatory approvals for the transaction.

A copy of the Termination Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement. The press release announcing the termination of the Stock Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d)	Exhibits.

Exhibit No.	Description
10.1	Mutual Termination Agreement, dated as of January 15, 2008, by and between Equitable Resources, Inc. and Dominion Resources, Inc.

99.1	Joint Press release issued by Equitable Resources, Inc. and Dominion Resources, Inc. dated January 15, 2008.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By:	/s/Philip P. Conti
Philip P. Conti
Senior Vice President and
Chief Financial Officer

Date: January 17, 2008

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Mutual Termination Agreement, dated as of January 15, 2008, by and between Equitable Resources, Inc. and Dominion Resources, Inc.

99.1	Joint Press release issued by Equitable Resources, Inc. and Dominion Resources, Inc. dated January 15, 2008.